Exhibit 99.1

MasterCraft Boat Holdings, Inc. Completes Acquisition of Marine Products Corporation,

Creating a Diversified Portfolio of Leading Recreational Marine Brands

VONORE, Tenn., May 15, 2026 — MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) (“MasterCraft”), a leading innovator, designer, and manufacturer of premium performance and leisure powerboats, today announced the successful completion of its previously announced acquisition of Marine Products Corporation (NYSE: MPX) (“Marine Products”), a leading manufacturer of recreation and sport fishing powerboats.

As previously announced, Marine Products shareholders received $2.43 per share in cash and 0.232 shares of MasterCraft common stock for each share of Marine Products they own. Marine Products common stock has ceased trading and will no longer be listed on the New York Stock Exchange.

This acquisition brings together two iconic recreational marine companies and creates a diversified portfolio of leading brands—MasterCraft, Crest, Balise, Chaparral, and Robalo—positioned to serve an expanded customer base across multiple high-quality boating categories. The combined company benefits from complementary coastal and inland dealer networks, enhanced scale, and a strengthened platform for innovation, product development, and operational excellence, supporting differentiated product offerings and future growth opportunities.

Brad Nelson, Chief Executive Officer of MasterCraft, said, “We are pleased to officially welcome Chaparral and Robalo to MasterCraft. This combination brings together highly complementary brands, talented teams, and strong dealer relationships that will enhance our ability to serve customers and drive long-term value. We are confident that the scale, reach and product offering of the combined company positions us well to meet the evolving needs of boating enthusiasts across multiple categories. We are excited about the opportunities ahead and look forward to this next chapter of growth for MasterCraft as we deliver on our commitment to innovation, quality, and operational excellence.”

Advisors

Wells Fargo acted as exclusive financial advisor to MasterCraft and King & Spalding LLP served as legal counsel. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor to MasterCraft.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its five brands, MasterCraft, Chaparral, Robalo, Crest, and Balise. For more information about MasterCraft Boat Holdings, and its five brands, visit: Investors.MasterCraft.com, www.mastercraft.com, www.chaparralboats.com, www.robalo.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com.

Forward Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions and comparable terminology or the negative thereof.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: (i) the anticipated financial performance of the combined company; (ii) the expected synergies and efficiencies to be achieved as a result of the transactions; (iii) expectations regarding the diversification and complementary nature of brand portfolios; (iv) expectations regarding the complementary nature of dealer networks; (v) expectations regarding enhancements to the manufacturing platform and technological innovation; (vi) the financial profile and profitability of the combined company; (vii) expectations regarding cost savings; (viii) expectations regarding the combined company’s employees, vendors, dealers and manufacturing operations; and (ix) expectations regarding the realization of benefits of the transactions and the timing associated with realization thereof. These and other important factors discussed under the caption “Risk Factors” in MasterCraft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. MasterCraft undertakes no obligation (and expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

MasterCraft Contacts:

Investors

Alec Harmon

Senior Director of Strategy and Investor Relations

Email: investorrelations@mastercraft.com

Media

Mahmoud Siddig / Tim Lynch / Fouad Boutros

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449